Consent of Independent Registered Public Accounting Firm

The Board of Trustees

BNY Mellon Funds Trust:

We consent to the references to our firm under the headings "Financial Highlights" in the prospectus and "Counsel and Independent Registered Public Accounting Firm" in the statement of additional information.

/s/ KPMG LLP

New York, New York

March 24, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 28, 2008 on the financial statements and financial highlights of BNY Hamilton Intermediate Government Fund, BNY Hamilton Intermediate New York Tax-Exempt Fund, and BNY Hamilton International Equity Fund, each a series of BNY Hamilton Funds, Inc. Such financial statements and financial highlights are included in the Post Effective Amendment to the Registration Statement on Form N-1A of BNY Mellon Funds Trust. We also consent to the references to our Firm in such Registration Statement.

/S/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2008